UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): April 8, 2019

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Compensatory Arrangements of Certain Officers

On April 8, 2019, our compensation committee established a cash bonus plan for our chief executive officer, Paresh Patel. The bonus plan is a sub-plan under, and is subject to the terms and conditions of, our 2012 Omnibus Incentive Plan.

The bonus calculation under this plan is based on two performance measures. The first performance measure is earnings (on a consolidated basis) before interest and the provision for income taxes (“EBIT”). The second performance metric, return on equity (“ROE”) will be the proportion (stated as a percentage) that net income (after income taxes) bears to average shareholders’ equity during the measurement period.

The two performance measures have equal weight in calculating the bonus amount. Each will be applicable to one-half the target bonus amount, which the committee has set at $1.9 million, twice Mr. Patel’s annual salary of $950,000. The maximum cash bonus under this plan will be $3.8 million, or twice the target bonus amount. The measurement period will be the calendar year 2019.

EBIT performance will be measured on a target range from a $41 million threshold amount up to and including $117 million. ROE performance will be measured on a target range from an 11.6% threshold percentage up to and including 33%.

The foregoing bonus plan is not binding on the company. The compensation committee retains the discretion to increase or decrease the bonus payable to Mr. Patel.

Further, the foregoing bonus, if any, is subject to Mr. Patel’s agreement that in the event the company is required to restate its financial statements due to material noncompliance with any financial reporting requirement he will repay any portion of this bonus compensation that would not have been awarded under the restated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 12, 2019.

HCI GROUP, INC.

BY:	/s/ Andrew L. Graham
Name:	Andrew L. Graham
Title:	Corporate Secretary, General Counsel

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.